Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Kevin LeBlanc	Jacqueline Chen Valencia
	Director of Investor	Senior Vice President
	Relations	Marketing & Communications
	(225) 292-2031	(225) 299-3688
	kevin.leblanc@amedisys.com	jacqueline.chen@amedisys.com

AMEDISYS REPORTS FIRST QUARTER FINANCIAL RESULTS

AND REAFFIRMS 2012 GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (May 8, 2012) — Amedisys, Inc. (NASDAQ: AMED), a leading home health and hospice company, today reported its financial results for the first quarter ended March 31, 2012.

Three-Month Periods Ended March 31, 2012 and 2011

•	Net service revenue of $370.8 million compared to $359.3 million in 2011, an increase of $11.5 million or 3.2%.

•	Net income from continuing operations attributable to Amedisys, Inc., of $6.5 million compared to $16.9 million in 2011, a decrease of 61.8%.

•	Net income from continuing operations attributable to Amedisys, Inc. per diluted share of $0.22 compared to $0.59 per diluted share in 2011, a decrease of 62.7%.

•	Earnings before interest, taxes, depreciation and amortization attributable to continuing operations (“EBITDA”) of $23.2 million compared to $39.3 million in 2011, a decrease of 41.0%.

William F. Borne, Chief Executive Officer, stated, “Results for the quarter met our expectations, and we are on track to meet our plans for the year. We believe the organizational changes we implemented in the second half of 2011 are having a positive impact on results.”

“The health care industry is in the midst of significant changes brought on by cost pressures and reform legislation,” continued Mr. Borne. “We see opportunity in these changes and are working to position the company for the industry’s long term favorable trends, including patient preference for care delivered at home, the lowest cost setting for care and growing demographics.”

2012 Guidance

•	Net service revenue is anticipated to be in the range of $1.475 billion to $1.525 billion.

•	Diluted earnings per share is expected to be in the range of $0.95 and $1.10 based on an estimated 30.2 million shares outstanding.

This guidance excludes the effects of any future acquisitions, if any are made; effects of any share repurchases; any non-recurring costs or charges that may be incurred during the year or the impact of any future Medicare rate changes.

We urge caution in considering the current trends and 2012 guidance disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

Earnings Call and Webcast Information

To participate in the conference call, please dial (866) 719-0110 (Toll free) or (719) 325-2308 (Toll) a few minutes before 10:00 a.m. ET on Tuesday, May 8, 2012. A replay of the conference call will be available through May 15, 2012. The replay dial in number is (888) 203-1112 (Toll free) or (719) 457-0820 (Toll). The replay pin number is 1192047.

The call will also be available through our website and for seven days thereafter at the following web address: http://www.amedisys.com/investors.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measure as defined under SEC rules: EBITDA, defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization. In accordance with SEC rules, we have provided herein a reconciliation of this non-GAAP financial measure to the most directly comparable measure under GAAP. Management believes that this is a useful gauge of our performance and is a common measure used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA AND SUPPLEMENTAL INFORMATION

(Amounts in thousands, except share, per share data and statistical information)

(Unaudited)

Balance Sheet Information

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$41,290	$48,004
Patient accounts receivable, net of allowance for doubtful accounts of $18,607 and $17,438	161,834	148,061
Prepaid expenses	12,765	11,321
Other current assets	22,072	24,630

Total current assets	237,961	232,016

Property and equipment, net of accumulated depreciation of $101,941, and $94,266	143,965	148,536
Goodwill	334,695	334,695
Intangible assets, net of accumulated amortization of $21,314 and $20,611	49,364	50,067
Deferred tax asset	65,674	68,649
Other assets, net	23,721	24,322

Total assets	$855,380	$858,285

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$20,532	$25,475
Payroll and employee benefits	87,334	82,130
Accrued expenses	65,845	68,493
Current portion of long-term obligations	68,513	33,888
Current portion of deferred income taxes	10,193	11,748

Total current liabilities	252,417	221,734
Long-term obligations, less current portion	68,376	111,551
Other long-term obligations	4,613	4,852

Total liabilities	325,406	338,137

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 31,443,152 and 31,017,363 share issued; and 30,730,529 and 30,328,549 share outstanding	31	30
Additional paid-in capital	437,024	432,390
Treasury stock at cost, 712,623 and 688,814 shares of common stock	(16,044)	(15,770)
Accumulated other comprehensive income	15	13
Retained earnings	107,625	102,205

Total Amedisys, Inc. stockholders’ equity	528,651	518,868
Noncontrolling interests	1,323	1,280

Total equity	529,974	520,148

Total liabilities and equity	$855,380	$858,285

Income Statement Information

	For the Three-Month Periods Ended March 31,
	2012	2011
Net service revenue	$370,833	$359,314
Cost of service, excluding depreciation and amortization	208,506	187,304
General and administrative expenses:
Salaries and benefits	87,077	83,388
Non-cash compensation	2,482	1,910
Other	44,394	44,296
Provision for doubtful accounts	5,863	3,114
Depreciation and amortization	10,054	9,180

Operating expenses	358,376	329,192

Operating income	12,457	30,122
Other (expense) income
Interest income	15	118
Interest expense	(2,074)	(2,252)
Equity in earnings from equity investments	305	323
Miscellaneous, net	429	(295)

Total other expense, net	(1,325)	(2,106)

Income before income taxes	11,132	28,016
Income tax expense	(4,620)	(11,058)

Income from continuing operations	6,512	16,958
Discontinued operations, net of tax	(1,049)	(1,634)

Net income	5,463	15,324
Net (income) attributable to noncontrolling interests	(43)	(36)

Net income attributable to Amedisys, Inc.	$5,420	$15,288

Basic earnings per common share:
Income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.22	$0.60
Discontinued operations, net of tax	(0.04)	(0.06)

Net income attributable to Amedisys, Inc. common stockholders	$0.18	$0.54

Weighted average shares outstanding	29,389	28,366

Diluted earnings per common share:
Income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.22	$0.59
Discontinued operations, net of tax	(0.04)	(0.06)

Net income attributable to Amedisys, Inc. common stockholders	$0.18	$0.53

Weighted average shares outstanding	29,780	28,867

Amounts attributable to Amedisys, Inc. common stockholders:
Income from continuing operations	$6,469	$16,922
Discontinued operations, net of tax	(1,049)	(1,634)

Net income	$5,420	$15,288

Cash Flow Information

	For the Three-Month Periods ended March 31,
	2012	2011
Net cash provided by operating activities	$11,871	$52,554
Net cash used in investing activities	(10,053)	(15,946)
Net cash used in financing activities	(8,532)	(8,035)

Net increase (decrease) in cash and cash equivalents	(6,714)	28,573
Cash and cash equivalents at beginning of period	48,004	120,295

Cash and cash equivalents at end of period	$41,290	$148,868

Home Health Division

The following table summarizes our home health segment results from continuing operations:

	For the Three-Month Periods Ended March 31,
	2012					2011
	Same Store		Start-ups/ Acquisitions	Total		Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	$275.9		$1.5	$277.4		$295.7	$7.0	$302.7
Non-episodic revenue	23.8		0.2	24.0		18.0	0.1	18.1

Net service revenue	299.7		1.7	301.4		313.7	7.1	320.8
Episodic-based revenue growth (2)	(7%	)		(8%	)

Cost of service	170.9		1.1	172.0		163.0	4.1	167.1

Gross margin	128.8		0.6	129.4		150.7	3.0	153.7
Other operating expenses	77.8		0.9	78.7		74.9	4.7	79.6

Operating income	$51.0		$(0.3)	$50.7		$75.8	$(1.7)	$74.1

Key Statistical Data:
Admissions:
Episodic-based	59,458		416	59,874		59,796	1,611	61,407
Non-episodic	14,368		103	14,471		10,405	141	10,546

Total admissions	73,826		519	74,345		70,201	1,752	71,953

Episodic-based admission growth (2)	(1%	)		(2%	)

Recertifications:
Episodic-based	40,648		151	40,799		42,535	726	43,261
Non-episodic	4,707		19	4,726		4,204	37	4,241

Total recertifications	45,355		170	45,525		46,739	763	47,502

Episodic-based recertification growth (2)	(4%	)		(6%	)

Completed Episodes:
Episodic-based	94,297		426	94,723		95,768	2,248	98,016

Visits:
Episodic-based	1,870,919		9,233	1,880,152		1,865,242	43,553	1,908,795
Non-episodic	248,046		1,673	249,719		195,981	1,827	197,808

Total visits	2,118,965		10,906	2,129,871		2,061,223	45,380	2,106,603

Cost per Visit	$80.65		$101.94	$80.76		$79.05	$91.25	$79.31

Average episodic-based revenue per completed episode (3)	$2,853		$3,061	$2,854		$3,025	$3,178	$3,028

Episodic-based visits per completed episode (4)	18.7		17.9	18.7		18.5	19.4	18.5

(1)	Care centers for the prior period which are not considered same store care centers (i.e., care centers consolidated in prior period or unopened startups).
(2)	Episodic-based revenue, admissions or recertifications growth is the percent increase in our episodic-based revenue, admissions or recertifications for the period as a percent of the episodic-based revenue, admissions or recertifications of the prior period.
(3)	Average episodic-based revenue per completed episode is the average episodic-based revenue earned for each episodic-based completed episode of care.
(4)	Episodic-based visits per completed episode are the home health episodic-based visits on completed episodes divided by the home health episodic-based episodes completed during the period.

Hospice Division

The following table summarizes our hospice segment results from continuing operations:

	For the Three-Month Periods Ended March 31,
	2012			2011
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$41.9	$23.4	$65.3	$35.7	$0.4	$36.1
Non-Medicare revenue	2.8	1.3	4.1	2.3	0.1	2.4

Net service revenue	44.7	24.7	69.4	38.0	0.5	38.5
Medicare revenue growth (2)	17%		81%

Cost of service	23.0	13.5	36.5	19.6	0.6	20.2

Gross margin	21.7	11.2	32.9	18.4	(0.1)	18.3
Other operating expenses	8.7	5.1	13.8	7.2	0.8	8.0

Operating income	$13.0	$6.1	$19.1	$11.2	$(0.9)	$10.3

Key Statistical Data:
Hospice admits	3,298	1,604	4,902	3,110	53	3,163
Hospice days	327,885	144,364	472,249	278,022	3,273	281,295
Average daily census	3,603	1,587	5,190	3,089	36	3,125
Revenue per day	$136.31	$171.51	$147.07	$136.83	$139.93	$136.87
Cost of service per day	$69.97	$93.33	$77.10	$70.73	$170.42	$71.89
Average length of stay	91	92	91	88	56	88

(1)	Care centers for the prior period which are not considered same store care centers (i.e. care centers consolidated in prior period or unopened startups).
(2)	Medicare revenue growth is the percent increase in our Medicare revenue for the period as a percent of the Medicare revenue of the prior period.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL DATA AND

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three-Month Periods Ended March 31,
	2012	2011
Key Statistical Data:
General
Number of home health care centers	437	489
Number of hospice care centers	88	69
Number of care centers opened as start-up locations (1)	2	6
Days revenue outstanding, net (2)	38.4	34.8

(1)	Includes both home health and hospice care centers.
(2)	Our calculation of days revenue outstanding, net at March 31, 2012 and 2011 is derived by dividing our ending patient accounts receivable (i.e., net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three month-period ended March 31, 2012 and 2011, respectively.

Earnings From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

	For the Three-Month Periods Ended March 31,
	2012	2011
Net income from continuing operations attributable to Amedisys, Inc.	$6,469	$16,922
Add:
Provision for income taxes	4,620	11,058
Interest expense, net	2,059	2,134
Depreciation and amortization	10,054	9,180

EBITDA (1)	$23,202	$39,294

(1)	EBITDA is defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.